                                                   REGISTRATION NO. 333-43953


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                        --------------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        --------------------------------

                 ISSUER OF EXCHANGE DEBENTURES REGISTERED HEREBY
                       ORANGE AND ROCKLAND UTILITIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEW YORK                                4931                                13-1727729
     (STATE OR OTHER JURISDICTION          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER)
                                                ONE BLUE HILL PLAZA
                                            PEARL RIVER, NEW YORK 10965
                                                  (914) 352-6000

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                        --------------------------------

                                 G. D. CALIENDO
              SENIOR VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
                       ORANGE AND ROCKLAND UTILITIES, INC.
                               ONE BLUE HILL PLAZA
                           PEARL RIVER, NEW YORK 10965
                                 (914) 352-6000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                        --------------------------------

                                    COPY TO:
                             MICHAEL F. CUSICK, ESQ.
                       WINTHROP, STIMSON, PUTNAM & ROBERTS
                             ONE BATTERY PARK PLAZA
                          NEW YORK, NEW YORK 10004-1490
                                 (212) 858-1000

                        --------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                        --------------------------------

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________________



         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                                                                    CONFIDENTIAL


                       ORANGE AND ROCKLAND UTILITIES, INC.
                              OFFER TO EXCHANGE ITS
                      6-1/2% DEBENTURES DUE 2027 (SERIES F)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                      6-1/2% DEBENTURES DUE 2027 (SERIES E)



    The Exchange Offer will expire at 5:00 P.M., New York City time, on
        February 25, 1998, unless extended.



         Orange and Rockland Utilities, Inc., a New York corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 6-1/2% Debentures Due 2027 (Series F) (the "Exchange Debentures"), which will have been registered under the Securities Act of 1933 (the "1933 Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 6-1/2% Debentures Due 2027 (Series E) (the "Old Debentures," and with the Exchange Debentures, the "Debentures"), of which $80,000,000 aggregate principal amount is outstanding. The form and terms of the Exchange Debentures are substantially identical to the form and terms of the Old Debentures except that the Exchange Debentures will bear a Series F designation and will have been registered under the 1933 Act and, therefore, will not bear legends restricting their transfer and will not entitle the holders thereof (the "Holders") to certain provisions relating to liquidated damages which were applicable to the Old Debentures in certain circumstances relating to the timing of the Exchange Offer. The Old Debentures and the Exchange Debentures will be issued only in denominations of $100,000 or in any amount in excess thereof which is an integral multiple of $1,000. The Exchange Debentures will evidence the same debt as the Old Debentures (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of March 1, 1990, as supplemented and amended by three supplemental indentures, and further supplemented and amended by a Fourth Supplemental Indenture relating to the Old Debentures and the Exchange Debentures, dated as of December 1, 1997 (the "Fourth Supplemental Indenture") between The Bank of New York, as trustee (the "Trustee") and the Company (the "Indenture"), which also governs the Old Debentures. See "The Exchange Offer" and "Description of Exchange Debentures."


         The Company will accept for exchange any and all Old Debentures validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on February 25, 1998, unless the Exchange Offer is extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Debentures may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Old Debentures may be tendered only in integral multiples of $1,000 principal amount. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."


         The Old Debentures were sold on December 18, 1997 (the "Issue Date") to the Initial Purchasers (as defined herein) in a transaction not registered under the 1933 Act in reliance upon an exemption under the 1933 Act. The Initial Purchasers subsequently resold the Old Debentures to qualified institutional buyers ("Qualified Institutional Buyers"), in reliance upon Rule 144A ("Rule 144A") under the 1933 Act, that agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Debentures may not be reoffered, resold or otherwise transferred in the United States unless registered under the 1933 Act or unless an applicable exemption from the registration requirements of the 1933 Act is available. The Exchange Debentures are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Rights Agreement (as defined herein) entered into in connection with the offering of the Old Debentures. See "The Exchange Offer."

         Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Debentures issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any Holder thereof (other than any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 under the 1933 Act) without compliance with the registration and prospectus delivery requirements of the 1933 Act, provided that such Exchange Debentures are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Debentures. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "The Exchange Offer -- Resale of the Exchange Debentures." Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Debentures received in exchange for Old Debentures where such Old Debentures were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

         Holders of Old Debentures not tendered and accepted in the Exchange Offer will continue to hold such Old Debentures and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Fourth Supplemental Indenture and with respect to transfer under the 1933 Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is January 22, 1998.

         NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN
THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS
PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE
SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM,
IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS
PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE
INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                                            --------------------------


                                                 TABLE OF CONTENTS


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                                                  Page

Available Information............................. 3
Incorporation of Certain Documents by
     Reference.................................... 3
Prospectus Summary................................ 4
The Company....................................... 9
Regulatory Proceedings............................ 9
Use of Proceeds.................................. 10
Selected Financial Information................... 11
The Exchange Offer .............................. 12
Description of Exchange Debentures............... 18
Certain United States Federal Income Tax
      Considerations............................. 22
Plan of Distribution............................. 25
Rating........................................... 25
Experts.......................................... 25

         There has not previously been any public market for the Old Debentures or the Exchange Debentures. The Company does not intend to list the Exchange Debentures on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Debentures will develop. Moreover, to the extent that Old Debentures are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Debentures could be adversely affected.

         The Exchange Debentures will be available only in book-entry form. The Company expects that the Exchange Debentures issued pursuant to this Exchange Offer will be issued in the form of a Global Debenture (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Debenture representing the Exchange Debentures will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its Participants (as hereinafter defined). See "Description of Exchange Debentures -- Book-Entry; Delivery and Form."

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act"), and in accordance therewith files reports and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or by writing to Orange and Rockland Utilities, Inc., One Blue Hill Plaza, Pearl River, New York, 10965, Attention: Office of the Treasurer. The Commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company; the address of such site is http://www.sec.gov. Such material can also be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where the Company's common stock is listed and traded under the ticker symbol "ORU."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission pursuant to the 1934 Act are incorporated by reference in this Prospectus and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "10-K").

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997.

         (c) The Company's Current Reports on Form 8-K dated April 17, June 17, July 1, December 11 and December 17, 1997.

         In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. The documents incorporated or deemed to be incorporated herein by reference are sometimes hereinafter called the "Incorporated Documents." Any statement contained in this Prospectus, or in a document incorporated or deemed to be incorporated by reference herein as described above, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein as described above modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, INCLUDING ANY BENEFICIAL OWNER, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS, OTHER THAN CERTAIN EXHIBITS TO SUCH INCORPORATED DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: OFFICE OF THE TREASURER, ORANGE AND ROCKLAND UTILITIES, INC., ONE BLUE HILL PLAZA, PEARL RIVER, NEW YORK 10965 (TELEPHONE NUMBER 914-352-6000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Prospectus (which term includes any applicable amendments or supplements hereto), including the Selected Financial Information included herein and the Company's financial statements and other information contained in the Incorporated Documents.

THE COMPANY

         The Company and its two wholly-owned utility subsidiaries, Rockland Electric Company and Pike County Light & Power Company, supply electricity and gas to a territory covering approximately 1,350 square miles. As of December 31, 1996, the Company and its utility subsidiaries furnished electric service to approximately 266,000 customers in 96 communities with an estimated population of 676,000 and gas service to approximately 113,000 customers in 57 communities with an estimated population of 478,000.


THE EXCHANGE OFFER
Old Debentures...................................... The Old Debentures were sold on December 18, 1997 to
                                                     Donaldson, Lufkin & Jenrette Securities Corporation and
                                                     Salomon Smith Barney (the "Initial Purchasers") pursuant to a Purchase Agreement dated December 15, 1997  by and among the Company and the Initial Purchasers (the "Purchase
                                                     Agreement").  The Initial Purchasers subsequently resold the
                                                     Old Debentures to Qualified Institutional Buyers, pursuant to Rule 144A under the 1933 Act, who agreed to be bound by certain transfer restrictions and comply with other
                                                     conditions.

Registration Rights
Agreement............................................Pursuant to a Registration Rights Agreement (the
                                                     "Registration Rights Agreement") between the Company and the
                                                     Initial Purchasers, the Company agreed to file a
                                                     registration statement (the "Exchange Offer Registration
                                                     Statement") with respect to an offer to exchange the Old
                                                     Debentures for the Exchange Debentures registered under the
                                                     1933 Act, with terms substantially identical to those of the
                                                     Old Debentures. The Exchange Offer is intended to satisfy
                                                     certain of such exchange rights which will terminate upon
                                                     the consummation of the Exchange Offer.

The Exchange Offer.................................. The Company is offering to exchange $1,000 principal amount of Exchange Debentures for each $1,000 principal amount of
                                                     Old Debentures. As of the date hereof, $80,000,000 aggregate principal amount of Old Debentures are outstanding.  The Old
                                                     Debentures and the Exchange Debentures will be issued only in denominations of $100,000 or in any amount in excess
                                                     thereof which is an integral multiple of $1,000.

                                                     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the
                                                     Company believes that Exchange Debentures issued pursuant to the Exchange Offer in exchange for Old Debentures may be
                                                     offered for resale, resold and otherwise transferred by any
                                                     Holder thereof (other than any such Holder which is an
                                                     "affiliate" of the Company within the meaning of Rule 405
                                                     under the 1933 Act) without compliance with the registration and prospectus delivery requirements of the 1933 Act,
                                                     provided that such Exchange Debentures are acquired in the ordinary course of such Holder's business and that such
                                                     Holder does not intend to participate and has no arrangement or understanding with any person to participate in the
                                                     distribution of such Exchange Debentures.

                                                     Each Participating Broker-Dealer that receives Exchange
                                                     Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in
                                                     connection with any

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                                                     resale of such Exchange Debentures. The Letter of Transmittal states that by so acknowledging and by delivering a
                                                     prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act. This Prospectus, as it may be amended or
                                                     supplemented from time to time, may be used by a
                                                     Participating Broker-Dealer in connection with resales of
                                                     Exchange Debentures received in exchange for Old Debentures where such Old Debentures were acquired by such Participating
                                                     Broker-Dealer as a result of market-making activities or
                                                     other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of
                                                     Distribution."

                                                     Any Holder of Old Debentures who tenders in the Exchange
                                                     Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange
                                                     Debentures could not rely on the position of the staff of the
                                                     Commission enunciated in no-action letters and, in the
                                                     absence of an exemption therefrom, must comply with the
                                                     registration and prospectus delivery requirements of the 1933
                                                     Act in connection with any resale transaction. Failure to
                                                     comply with such requirements in such instance may result in such Holder incurring liability under the 1933 Act for which the Holder is not indemnified by the Company.


Expiration Date..................................... 5:00 p.m., New York City time, on February 25, 1998 unless the
                                                     Exchange Offer is extended by the Company in its sole
                                                     discretion, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is
                                                     extended.


Interest............................................ Interest on Exchange Debentures shall accrue from the last interest payment date on which interest was paid on the Old
                                                     Debentures so surrendered, or, if no interest has been paid on such Old Debentures, from December 18, 1997. No interest will be paid on the Old Debentures accepted for exchange.

Conditions to the
   Exchange Offer................................... The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The
                                                     Exchange Offer -- Conditions."

Procedures for Tendering
   Old Debentures................................... Each Holder of Old Debentures wishing to accept the Exchange
                                                     Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such
                                                     facsimile, together with the Old Debentures and any other
                                                     required documentation to the Exchange Agent (as defined
                                                     herein) at the address set forth herein. By executing the
                                                     Letter of Transmittal, each Holder will be deemed to
                                                     represent to the Company, among other things, that (i) the
                                                     Exchange Debentures acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Debentures, whether or not
                                                     such person is the Holder, (ii) neither the Holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such
                                                     Exchange Debentures in violation of the 1933 Act, (iii)
                                                     neither the Holder nor any such other person is an
                                                     "affiliate," as defined under Rule 405 of the 1933 Act, of the Company and (iv) such Holder has full power and
                                                     authority to exchange the Old Debentures for the Exchange
                                                     Debentures. See "The Exchange Offer -- Purpose and Effect of
                                                     the Exchange Offer" and " -- Procedures for Tendering."

Untendered Debentures............................... Following the consummation of the Exchange Offer, Holders of
                                                     Old Debentures eligible to participate but who do not tender their Old Debentures will not have any further registration rights and such Old Debentures will continue to be subject to certain restrictions on transfer. Accordingly, the
                                                     liquidity of the market for such Old Debentures could be
                                                     adversely affected.

Consequences of
   Failure to Exchange.............................. Old Debentures that are not exchanged pursuant to the
                                                     Exchange Offer will remain restricted securities.
                                                     Accordingly, such Old Debentures may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under
                                                     the 1933 Act or pursuant to some other exemption under the
                                                     1933 Act, (iii) outside the United States to a foreign
                                                     person pursuant to the requirements of Rule 904 under the
                                                     1933 Act, or (iv) pursuant to an effective registration
                                                     statement under the 1933 Act. See "The Exchange Offer --
                                                     Consequences of Failure to Exchange."

Shelf Registration Statement........................ If any Holder of the Old Debentures notifies the Company within 20 Business Days following the Consummation of the
                                                     Exchange Offer that such Holder was prohibited by law or
                                                     Commission policy from participating in the Exchange Offer, and such Holder has provided information regarding such
                                                     Holder and the distribution of such Holder's Old Debentures to the Company, the Company has agreed to register the Old
                                                     Debentures on a shelf registration statement (the "Shelf
                                                     Registration Statement") and to use its commercially
                                                     reasonable best efforts to cause such Shelf Registration
                                                     Statement to become effective on or prior to the 90 days
                                                     after the date on which the Company becomes obligated to
                                                     file such Shelf Registration Statement.

Special Procedures for
   Beneficial Owners................................ Any beneficial owner whose Old Debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact
                                                     such registered Holder promptly and instruct such registered
                                                     Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own
                                                     behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Debentures, either make appropriate arrangements to register ownership of the Old Debentures in such owner's name or obtain a
                                                     properly completed bond power from the registered Holder.
                                                     The transfer of registered ownership may take considerable time.

Guaranteed Delivery
   Procedures....................................... Holders of Old Debentures who wish to tender their Old
                                                     Debentures and whose Old Debentures are not immediately
                                                     available or who cannot deliver their Old Debentures, the
                                                     Letter of Transmittal or any other documents required by the
                                                     Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the
                                                     Expiration Date, must tender their Old Debentures according to the guaranteed delivery procedures set forth in "The
                                                     Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights................................... Tenders may be withdrawn at any time prior to 5:00 p.m., New
                                                     York City time, on the Expiration Date.

Acceptance of Old Debentures
   and Delivery of
   Exchange Debentures.............................. The Company will accept for exchange any and all Old
                                                     Debentures which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration
                                                     Date. The Exchange Debentures issued pursuant to the
                                                     Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer
                                                     -- Terms of the Exchange Offer."

Use of Proceeds..................................... The Company will not receive any cash proceeds from the issuance of the Exchange Debentures in the Exchange Offer.
                                                     See "Use of Proceeds."

Exchange Agent...................................... The Bank of New York, as Trustee, is serving as Exchange
                                                     Agent in connection with the Exchange Offer.

THE EXCHANGE DEBENTURES

General............................................. The form and terms of the Exchange Debentures are substantially identical to the form and terms of the Old
                                                     Debentures except that (i) the Exchange Debentures bear a
                                                     Series F designation, (ii) the Exchange Debentures have been registered under the 1933 Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the
                                                     Holders of Exchange Debentures will not be entitled to
                                                     certain rights under the Registration Rights Agreement,
                                                     including the provisions providing for liquidated damages in certain circumstances relating to the timing of the Exchange
                                                     Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer -- Purpose and
                                                     Effect of the Exchange Offer." The Exchange Debentures will evidence the same debt as the Old Debentures (which they
                                                     replace) and will be entitled to the benefits of the
                                                     Indenture. See "Description of Exchange Debentures." The Old
                                                     Debentures and/or the Exchange Debentures, whichever was, is or will be outstanding in the particular context, are
                                                     referred to herein collectively as the "Debentures."

Securities Offered:................................. $80,000,000 6-1/2% Debentures Due 2027 (Series F) (the
                                                     "Exchange Debentures").

Maturity Date:...................................... December 1, 2027

Interest Rate:...................................... 6-1/2% per annum calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest Payments:.................................. Semi-annually on each June 1 and December 1, commencing June
                                                     1, 1998, accruing from the last interest payment date on
                                                     which interest was paid on the Old Debentures so surrendered, or, if no interest has been paid on such Old Debentures, from
                                                     December 18, 1997.

Redemption:......................................... The Exchange Debentures are not redeemable in whole or in part prior to maturity and there is no sinking fund for the
                                                     Exchange Debentures.

Repayment at Option of Holder:...................... The registered Holder of each Exchange Debenture may elect to have such Exchange Debenture (or any portion thereof in the amount of $100,000 or in integral multiples of $1,000 in
                                                     excess thereof) repaid on December 1, 2004 (or, if such day is not a business day, the next succeeding business day), at a repayment price equal to the principal amount of such
                                                     Exchange Debenture (or such portion thereof) together with accrued and unpaid interest thereon to the date of repayment.
                                                     Such election, which is irrevocable, must be made within the period commencing October 1, 2004 and ending at 5:00 p.m.
                                                     (New York City time) on November 1, 2004 (or, if such day is not a business day, the next succeeding business day).

Ranking of
Debentures:......................................... The Exchange Debentures will constitute a new series of debentures issued under the Indenture.  The Exchange
                                                     Debentures will be unsecured and rank equally and ratably
                                                     with all the debentures outstanding under the Indenture and with other unsecured obligations of the Company.  The
                                                     Company has retired its last outstanding series of First
                                                     Mortgage Bonds and has cancelled its First Mortgage and
                                                     discharged the lien thereof.

Restriction on Secured Indebtedness:................ The Indenture contains a covenant restricting the issuance by the Company of secured indebtedness for borrowed money. See
                                                     "Description of Debentures--Restriction on Secured
                                                     Indebtedness for Borrowed Money."

Denomination
and Registration
of Debentures:...................................... The Exchange Debentures will be issued in the form of book-entry securities, represented by one global certificate
                                                     (the "Global Debenture") deposited with a custodian for, and registered in the name of, the Depositary or its nominee.
                                                     See "Description of Debentures--Book-Entry, Delivery and
                                                     Form."  The Exchange Debentures will be issued only in
                                                     denominations of $100,000 or any amount in excess thereof
                                                     which is an integral multiple of $1,000.

Rating:............................................. The Exchange Debentures have received a preliminary rating of
                                                     A- from Standard & Poor's Rating Services ("S&P") and a rating of
                                                     A3 from Moody's Investors Services, Inc. ("Moody's"), subject to receipt and review of final documents.

                                   THE COMPANY

         Orange and Rockland Utilities, Inc. (the "Company) is a New York corporation, with its principal office at One Blue Hill Plaza, Pearl River, New York 10965 (telephone number 914-352-6000), which was formed originally under the name Rockland Light and Power Company on May 21, 1926 through the consolidation of a company having the latter name (organized in 1899), Catskill Power Corporation and Orange County Public Service Company, Inc. Its present name was adopted on February 28, 1958, when The Orange and Rockland Electric Company was consolidated with Rockland Light and Power Company. The Company has two wholly-owned utility subsidiaries, Rockland Electric Company ("RECO"), a New Jersey corporation, and Pike County Light & Power Company, a Pennsylvania corporation.

         The Company and its utility subsidiaries supply electricity and gas to a territory covering approximately 1,350 square miles. As of December 31, 1996, the Company and its utility subsidiaries furnished electric service to approximately 266,000 customers in 96 communities with an estimated population of 676,000 and gas service to approximately 113,000 customers in 57 communities with an estimated population of 478,000.

         The Company also has two wholly-owned non-utility subsidiaries, Clove Development Corporation ("Clove"), a real estate operation, and O&R Development, Inc. ("ORD"), a land development company. RECO has two wholly-owned non-utility subsidiaries, Enserve Holding, Inc. ("EHI") and Saddle River Holdings Corp. ("SRH"), both Delaware corporations. EHI has two wholly-owned non-utility subsidiaries which were established to provide non-regulated energy services and to invest in energy technology ventures.

         SRH has a wholly-owned non-utility subsidiary, NORSTAR Holding, Inc. ("NHI") (formerly O&R Energy, Inc.), a Delaware corporation which was engaged in natural gas marketing through its wholly-owned non-utility subsidiary, NORSTAR Management, Inc. ("NMI"), a Delaware corporation. NMI is the sole general partner of a Delaware limited partnership, NORSTAR Energy Limited Partnership ("NORSTAR Partnership"). NORSTAR Partnership is the majority owner of NORSTAR Energy Pipeline Company, L.L.C. ("NORSTAR LLC"), a Delaware limited liability company. Pursuant to an agreement dated as of August 20, 1997, the NORSTAR Partnership sold to mc2 Inc., effective August 1, 1997, its accounts receivable, with certain exceptions, and its contracts with customers and related agreements. NMI is in the process of winding up the remaining portion of the NORSTAR Partnership business.


                             REGULATORY PROCEEDINGS

         Regulatory agencies at the Federal level as well as the three states in which the Company and its utility subsidiaries have retail electric franchises are currently evaluating changes in regulatory and rate-making practices designed to promote increased competition consistent with safety, reliability and affordability standards.

         With respect to the Company, in May 1996, the New York State Public Service Commission ("NYPSC") issued an Order in its Competitive Opportunities Proceeding (Case 96-E-0900) setting forth its visions for the fundamental restructuring of the electric industry in New York State based on competition in the generation and energy services sectors of the industry.

         On November 26, and December 31, 1997, the NYPSC issued orders approving an Electric Rate and Restructuring Plan (the "Restructuring Plan"), which had been filed on November 6, 1997 by the Company, the New York State Department of Public Service (the "Staff") and other parties in Case 96-E-0900. The Restructuring Plan provides for the sale of all of the Company's generating assets (i.e., all units at the Lovett Generating Station, the Company's one-third interest in the Bowline Generating Station, as well as its hydro-electric facilities and gas turbines) and for lower electric rates. The Restructuring Plan superseded the settlement agreement the Company entered into on March 25, 1997 with the Staff and other parties in this case. The NYPSC had found the March 25, 1997 settlement agreement unacceptable and had directed the Company, the Staff and other parties to resume negotiations to modify it.

         Under the terms of the Restructuring Plan, which covers a four-year period commencing with NYPSC approval, the Company has agreed to commence immediately the process of auctioning all of its generating assets. The Restructuring Plan provides that if the Company selects a winning bidder prior to May 1, 1999, the New York share of any net book gains associated with the sale are to be allocated between shareholders and customers on a 25/75 basis, respectively, and any net book losses are to be allocated between shareholders and customers on a 5/95 basis, respectively. If the Company selects a winning bidder on or after May 1, 1999, the New York share of the net book gains or losses associated with the sale are to be allocated between shareholders and customers on a 20/80 basis. The Restructuring Plan further provides for a $20 million cap on the New York share of net book gains allocable to shareholders from the sale of generating assets. The NYPSC, in approving the Restructuring Plan, offered the Company the opportunity to participate as a bidder in the auction of the Company's generating assets, subject to the conditions that the auction be conducted by an independent third party and that the Company renounce the shareholders' share of any net book gain from the sale provided for in the Restructuring Plan. In its November 26, 1997 order, the NYPSC also stated that if the Company elected to participate in the auction, the shareholders would not be required to absorb their share of any net book loss provided for in the Restructuring Plan. By letter dated December 10, 1997, the Company notified the NYPSC that it has elected not to be a bidder in the auction. Accordingly, the Company will be subject to the terms of the Restructuring Plan as filed on November 6, 1997. On December 11, 1997, in accordance with the Restructuring Plan, the Company submitted its Preliminary Divestiture Plan to the NYPSC Staff and other parties.

         The terms of the Restructuring Plan permit the Company to defer and recover up to $7.5 million (New York electric share) of prudent and verifiable non-officer employee costs, such as retraining, outplacement, severance, early retirement and employee retention programs associated with the divestiture. Under the terms of the Restructuring Plan, the Company will be authorized to petition the NYPSC for recovery of employee costs in excess of $7.5 million.

         In addition, the terms of the Restructuring Plan permit the Company to retain all earnings up to an 11.4% return on equity and provide that earnings in excess of 11.4% are to be shared, with 75% to be used to offset NYPSC approved deferrals or otherwise inure to the Company's customers, and 25% to be retained by the Company's shareholders. The Restructuring Plan further provides that full retail access to a competitive energy and capacity market will be available for all customers by May 1, 1999. The Company's existing PowerPick(TM) Program, whereby customers can purchase energy (but not capacity) from suppliers other than the Company, will be expanded to all customers on May 1, 1998.

         The Restructuring Plan also provides for electric price reductions of approximately $32.4 million over its four-year term and for recovery of above market generation costs should the transfer of title to the Company's generating assets not occur before May 1, 1999, through a Competitive Transition Charge (the "CTC"). Should a CTC be required, the Company would be authorized to recover the difference between its non-variable costs of generation, including 75% of fixed production labor expenses and property taxes, and the revenues, net of fuel and variable operating and maintenance ("O&M") expenses, derived from the operation of the Company's generating assets in a deregulated competitive market. If title to the generating assets has not transferred as of May 1, 2000, the CTC would be modified so as to allow a maximum recovery of 65% of fixed production labor expenses and property taxes. The modified CTC would remain effective until the earlier of the date title to the generating assets is transferred or October 31, 2000. In the event title to the generating assets is not to be transferred by October 31, 2000, the Company would be authorized to petition the NYPSC for permission to continue a CTC until the date title to the generating assets is transferred. The CTC does not allow for the recovery of inflationary increases in non-fuel O&M production costs, property tax increases, wage rate increases, or increased costs associated with capital additions or changes in the costs of capital applicable to production costs.

         The Restructuring Plan also provides that the Company and its utility subsidiaries are to apply to the appropriate regulatory authorities for permission to form a new holding company, which would be a registered holding company under the Public Utility Holding Company Act of 1935 (the "1935 Act"). The Company currently is an exempt holding company under the 1935 Act. The new holding company structure would provide for separate regulated electric distribution companies in the New York, New Jersey and Pennsylvania service territories, as well as an unregulated energy services company. The Company would continue as the New York regulated electric distribution company, and the Exchange Debentures would remain obligations of the Company. The unregulated energy services company would be able to market electricity and unbundled energy services (e.g., metering) to wholesale and retail customers on a competitive basis using the Company's name without a royalty payment.

         The formation of the holding company is conditioned upon shareholder and regulatory approval, including approval of the Commission, the Federal Energy Regulatory Commission, the NYPSC, the New Jersey Board of Public Utilities and the Pennsylvania Public Utility Commission.

         Additional information concerning regulatory proceedings relating to the Company and its utility subsidiaries is contained in the Incorporated Documents.


                                 USE OF PROCEEDS

         The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Debentures in the Exchange Offer.

         The Company used the net proceeds from the sale of the Old Debentures to refund short-term debt incurred to repay at maturity in October 1997 both its last outstanding series of First Mortgage Bonds which bore interest at the rate of 6-1/2% and the 6.50% Series B Debentures in the aggregate principal amount of $78,000,000. The effective interest rate on such short-term debt was approximately 6.0%. The remaining net proceeds were applied to finance permanently outstanding short-term debt or to other corporate purposes.

                         SELECTED FINANCIAL INFORMATION


         The selected financial information set forth below has been derived from the Company's previously published financial statements included in the Incorporated Documents and reflects the reclassification of NORSTAR Partnership as discontinued operations for the years ended December 31, 1996 and 1995 subsequent to the original issuance of such statements. See "The Company." The Company's financial statements for the years ended December 31, 1996 and 1995 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports included in the Incorporated Documents.

         The unaudited financial information for the twelve months ended September 30, 1997, includes all adjustments, consisting of normal recurring accruals, that the Company considers necessary for a fair presentation of the financial position and results of operation for such period.

         The selected financial data set forth below do not purport to be complete and should be read in conjunction with the Company's annual and quarterly reports included in the Incorporated Documents.


                                                          Year Ended December 31,                     Twelve Months
                                                              1995(1) 1996(1)                     Ended September 30,
                                                              ------- -------                     -------------------
                                                                                                         1997(1)
                                                                                                       (unaudited)
                                                         (Dollars in thousands)
Selected Income Statement Data:
Operating Revenues                                 $   602,310               $   654,890              $   637,044
Operating Income                                   $    75,569               $    82,644              $    74,538
Net Income:
    Continuing Operations                          $    37,766               $    48,147              $    41,566
    Discontinued Operations                        $       807               $    (1,844)             $   (16,326)
       Total                                       $    38,573               $    46,303              $    25,240
Earnings Applicable to Common Stock                $    35,438               $    43,279              $    22,385

Selected Balance Sheet Data:
Total Assets                                       $ 1,241,227               $ 1,257,900              $ 1,271,019
Total Long-Term Debt                               $   359,928               $   359,825              $   354,680
Common Stock Equity                                $   379,776               $   387,850              $   377,819

Other Data:
Electric Customers                                     263,156                   266,022                  269,059
Gas Customers                                          112,188                   113,126                  113,886

Ratio of Earnings to Fixed Charges (2)                    2.75                      3.20                     2.83

(1) Effective August 1, 1997, the accounts receivable, with certain exceptions, and contracts with customers and related agreements of NORSTAR Partnership were sold. In accordance with Accounting Principles Board Opinion No. 30, the consolidated financial statements of the Company at September 30, 1997 reported the results of NORSTAR Partnership as "Discontinued Operations," and the results of all prior periods presented herein have been restated to conform with the current period classifications. Additional information regarding NORSTAR Partnership is included in the Company's Quarterly Report to the Commission on Form 10-Q for the quarter ended September 30, 1997, which information is incorporated by reference in this document.


(2) For purposes of computing the ratio of earnings to fixed charges, earnings are defined as the sum of pre-tax income from continuing operations plus fixed charges. Fixed charges consist of all interest expense (before allowance for borrowed funds used during construction), one-third of rent expense (which approximates the interest component of such expense) and amortization of debt expense.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         The Old Debentures were originally sold on December 18, 1997 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Debentures to Qualified Institutional Buyers, in reliance on Rule 144A under the 1933 Act, who agreed to comply with certain transfer restrictions and other conditions. As a condition to the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Company has agreed, unless the Exchange Offer shall not be permitted by applicable federal law, to (i) cause to be filed with the Commission as soon as practicable after December 18, 1997, but in no event later than 150 days after December 18, 1997, the Exchange Offer Registration Statement, (ii) use its commercially reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after December 18, 1997, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective,
(B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the 1933 Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Debentures to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange
Offer and (iv) upon the effectiveness of such Exchange Offer Registration Statement, Consummate the Exchange Offer. For each Old Debenture surrendered to the Company pursuant to the Exchange Offer, the Holder of such Old Debenture will receive an Exchange Debenture having a principal amount equal to that of the surrendered Old Debenture. Interest on Exchange Debentures will accrue from the last interest payment date on which interest was paid on the Old Debentures so surrendered, or, if no interest has been paid on such Old Debentures, from December 18, 1997. No interest will be paid on the Old Debentures accepted for exchange. The Exchange Offer shall be deemed "Consummated" for purposes of the Registration Rights Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series F Debentures to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided however, that in no event shall such period be less than 20 Business Days and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Debentures in the same aggregate principal amount as the aggregate principal amount of Old Debentures tendered by Holders thereof pursuant to the Exchange Offer.
         Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the Exchange Debentures would in general be freely tradable after the Exchange Offer without further registration under the 1933 Act. However, any purchaser of Old Debentures who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Debentures (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Old Debentures in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any sale or transfer of the Old Debentures, unless such sale or transfer is made pursuant to an exemption from such requirements.
         As a condition to its participation in the Exchange Offer, each Holder of Old Debentures shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the Letter of Transmittal) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Debentures and (C) it is acquiring the Exchange Debentures in its ordinary course of business. In addition, in connection with any resales of Exchange Debentures, any Participating Broker-Dealer who acquired the Old Debentures for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the 1933 Act. The staff of the Commission has taken the position to the effect that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Debentures (other than a resale of an unsold allotment from the original sale of the Old Debentures) with the prospectus contained in the Exchange Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Registration Statement in connection with the resale of such Exchange Debentures.
         If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the Exchange Debentures because the Exchange Offer is not permitted by applicable law (after compliance with the registration procedures set forth in the Registration Rights Agreement) or (ii) any Holder of Transfer Restricted Securities (as herein defined) shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Debentures acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Old Debentures acquired directly from the Company or one of its affiliates, then the Company shall (x) cause to be filed on or prior to 30 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above or 30 days after the date on which the Company receives the notice specified in clause (ii) above a shelf registration statement pursuant to Rule 415 under the 1933 Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement")), relating to all Transfer Restricted Securities the Holders of which shall have provided in writing to the Company, within 20 days after receipt of a request therefor, the information specified in Item 507 of Regulation S-K under the 1933 Act, and shall (y) use its commercially reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the date on which the Company becomes obligated to file such Shelf Registration Statement. If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of the Registration Rights Agreement, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above. The Company shall use its commercially reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required, to the extent necessary to ensure that it is available for sales of the Transfer Restricted Securities by the Holders thereof entitled to the benefits described in this section, and to ensure that it conforms with the requirements of the Registration Rights Agreement, the 1933 Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the date on which such Shelf Registration Statement first becomes effective under the 1933 Act. For purposes of the foregoing, "Transfer Restricted Securities" means each Debenture until (i) the date on which an Old Debenture has been exchanged by a person other than a broker-dealer for an Exchange Debenture in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Debenture for an Exchange Debenture, the date on which such Exchange Debenture is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Debenture has been effectively registered under the 1933 Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Debenture is distributed to the public pursuant to Rule 144 under the 1933 Act.

         The statements made in this Prospectus relating to the Registration Rights Agreement are intended to be summaries of all material elements of such agreement in connection with the Exchange Offer and, as such, do not purport to be complete. Reference is made to the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Registration Statement of which this Prospectus is a part, for a more complete description of the agreement or matter involved.

         Following the consummation of the Exchange Offer, Holders of the Old Debentures who were eligible to participate in the Exchange Offer but who did not tender their Old Debentures will not have any further registration rights and such Old Debentures will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market if any, for such Old Debentures could be adversely affected.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Debentures validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Debentures in exchange for each $1,000 principal amount of outstanding Old Debentures accepted in the Exchange Offer. Holders may tender some or all of their Old Debentures pursuant to the Exchange Offer. However, Old Debentures may be tendered only in denominations of $100,000 or any amount in excess thereof which is an integral multiples of $1,000.

         The form and terms of the Exchange Debentures are substantially identical to the form and terms of the Old Debentures except that (i) the Exchange Debentures bear a Series F designation and a different CUSIP Number from the Old Debentures, (ii) the Exchange Debentures have been registered under the 1933 Act and hence will not bear legends restricting the transfer thereof and (iii) the Holders of the Exchange Debentures will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for liquidated damages in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Debentures will evidence the same debt as the Old Debentures (which they replace) and will be entitled to the benefits of the Indenture.

         As of the date of this Prospectus, the entire $80,000,000 aggregate principal amount of Old Debentures is registered in the name of Cede & Co., as nominee for the Depositary. The Company has fixed the close of business on January 27, 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a Holder of Old Debentures may tender such Old Debentures in the Exchange Offer. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Debentures are registered in the Securities Register or any other person who has obtained a properly completed Agent's Message (as hereinafter defined) from the registered Holder, or any person whose Old Debentures are held of record by the Depositary who desires to deliver such Old Debentures by book-entry transfer at the Depositary.

         Holders of Old Debentures do not have any appraisal or dissenters' rights under the New York Business Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

         The Company shall be deemed to have accepted validly tendered Old Debentures when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Debentures and for the purpose of receiving the Exchange Debentures from the Company.

         If any tendered Old Debentures are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Debentures will be returned (or in the case of Old Debentures tendered by book-entry transfer through the Depositary, will be credited to an account maintained with the Depositary), without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender Old Debentures in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Debentures pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See " -- Fees and Expenses."



EXPIRATION DATE; EXTENSIONS; AMENDMENTS


         The term "Expiration Date" shall mean 5:00 p.m., New York City time, on February 25, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


         In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered Holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         The Company reserves the right, in its reasonable discretion, (i) to delay accepting any Old Debentures, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under " -- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered Holders.

INTEREST ON THE EXCHANGE DEBENTURES

         Interest on Exchange Debentures shall accrue from the last interest payment date on which interest was paid on the Old Debentures so surrendered, or, if no interest has been paid on such Old Debentures, from December 18, 1997. No interest will be paid on the Old Debentures accepted for exchange.

PROCEDURES FOR TENDERING


         For a Holder of Old Debentures to tender Old Debentures validly pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature, guarantee, or (in the case of book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at the address set forth below under " --Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, such Old Debentures must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering Holder has not delivered a Letter of Transmittal).


         The term "Agent's Message" means a message transmitted by the Depositary, received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that the Depositary has received an express acknowledgment from the Participant in the Depositary tendering Old Debentures which are the subject of such book-entry confirmation, that such Participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such Participant.

         By tendering Old Debentures pursuant to the procedures set forth above, each Holder will be deemed to make to the Company the representations set forth above in the third paragraph under the heading " -- Purpose and Effect of the Exchange Offer."

         The tender by a Holder of Old Debentures and the acceptance thereof by the Company will constitute agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

         All beneficial owners who wish to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. See "Instruction to Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.


         Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Debentures tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Issuance Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").


         The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Debentures at the Depositary for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a Participant in the system may make book-entry delivery of Old Debentures by causing the Depositary to transfer such Old Debentures into the Exchange Agent's account with respect to the Old Debentures in accordance with the Depositary's procedures for such transfer. Although delivery of the Old Debentures may be effected through book-entry transfer into the Exchange Agent's account at the Depositary, an Agent's Message in lieu of the Letter of Transmittal and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration. Delivery of documents to the Depositary does not constitute delivery to the Exchange Agent.

         The Exchange Agent and the Depositary have confirmed that the Exchange Offer is eligible for the Depositary's Automated Tender Offer Program ("ATOP"). Accordingly, the Depositary's Participants may electronically transmit their acceptance of the Exchange Offer by causing the Depositary to transfer Old Debentures to the Exchange Agent in accordance with the Depositary's ATOP procedures for transfer. The Depositary will then send an Agent's Message to the Exchange Agent.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Debentures and withdrawal of tendered Old Debentures will be determined by the Company in its reasonable discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Debentures not properly tendered or any Old Debentures the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its reasonable discretion to waive any defects, irregularities or conditions of tender as to particular Old Debentures. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Debentures must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Debentures, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Debentures will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Debentures received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.


GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Debentures and (i) whose Old Debentures are not immediately available, (ii) who cannot deliver their Old Debentures, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

                  (a) the tender is made through an Eligible Institution;

                  (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Debentures and the principal amount of Old Debentures tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Debentures (or a confirmation of book-entry transfer of such Old Debentures into the Exchange Agent's account at the Depositary), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

                  (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Old Debentures in proper form for transfer (or a confirmation of book-entry transfer of such Old Debentures into the Exchange Agent's account at the Depositary), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon three New York Stock Exchange trading days after the Expiration Date. Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Debentures according to the guaranteed delivery procedures set forth above.



WITHDRAWAL OF TENDERS

         Except as otherwise provided herein, tenders of Old Debentures may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         To withdraw a tender of Old Debentures in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Debentures to be withdrawn (the "Depositor"), (ii) identify the principal amount of Old Debentures to be withdrawn (including the name and number of the account at the Depositary to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Debentures were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Debentures register the transfer of such Old Debentures into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Debentures are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Debentures so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Debentures will be issued with respect thereto unless the Old Debentures so withdrawn are validly retendered. Any Old Debentures which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Debentures may be retendered by following one of the procedures described above under " -- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

         Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Debentures for, any Old Debentures, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Debentures, if:

                  (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer (or other similar exchange offers) which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries;

                  (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

                  (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

         If the Company determines in its reasonable discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Debentures and return all tendered Old Debentures to the tendering Holders, (ii) extend the Exchange Offer and retain all Old Debentures tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Debentures (see " -- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Debentures which have not been withdrawn.

EXCHANGE AGENT

         The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:



         By Registered or Certified Mail,
         Overnight Courier or Hand:                                By Facsimile:
              The Bank of New York                                      Attention:  Corporate Trust Office
              101 Barclay Street                                        (212) 815-5915      -
              New York, NY  10286
              Attention:  Corporate Trust Office
              Tel:  (212) 815-5092

         Originals of all documents submitted by facsimile should be sent promptly by registered or certified mail, overnight courier or hand. Delivery to an address other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

         The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile, telephone or in person by officers and regular employees of the Company and its affiliates.

         The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

         The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

         The Exchange Debentures will be recorded at the same carrying value as the Old Debentures, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Debentures.

CONSEQUENCES OF FAILURE TO EXCHANGE

         The Old Debentures were offered for resale in a transaction not involving any public offering in the United States within the meaning of the 1933 Act. The Old Debentures were not registered under the 1933 Act or any United States securities laws. The Old Debentures may not be reoffered, resold, pledged or otherwise transferred except (i) to the Company or any of its subsidiaries, (ii) to a person whom the purchaser reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A under the 1933 Act, (iii) in an offshore transaction complying with Rule 904 of Regulation S, (iv) pursuant to an exemption from registration under the 1933 Act provided by Rule 144 thereunder (if available), (v) to an institutional "accredited investor" (as defined in Rule 501 (a) (1), (2), (3) or (7) of Regulation D under the 1933 Act) that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of the Debentures and, if such transfer is in respect of an aggregate principal amount of Debentures less than $250,000, an opinion of counsel, (vi) in accordance with another exemption from the registration requirements of the 1933 Act or (vii) pursuant to an effective registration statement under the 1933 Act, and, in each case, in accordance with all applicable state securities laws of any state of the United States or any other applicable jurisdiction.

RESALE OF THE EXCHANGE DEBENTURES

         With respect to resales of Exchange Debentures, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a Holder or other person who receives Exchange Debentures, whether or not such person is the Holder (other than a person that is an "affiliate" of the Company within the meaning of Rule

405 under the 1933 Act) who receives Exchange Debentures in exchange for Old Debentures, in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Debentures, will be allowed to resell the Exchange Debentures to the public without further registration under the 1933 Act and without delivering to the purchasers of the Exchange Debentures a prospectus that satisfies the requirements of Section 10 of the 1933 Act. However, if any Holder acquires Exchange Debentures in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Debentures, such Holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Debentures for its own account in exchange for Old Debentures where such Old Debentures were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures.

         As contemplated by these no-action letters and the Registration Rights Agreement, each Holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Debentures are to be acquired by the Holder or the person receiving such Exchange Debentures, whether or not such person is the Holder, in the ordinary course of business,
(ii) the Holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in the distribution of the Exchange Debentures, (iii) the Holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Debentures, (iv) neither the Holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the 1933 Act and (v) the Holder or any such other person acknowledges that if such Holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Debentures it must comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale of the Exchange Debentures and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Debenture for its own account in exchange for Old Debentures must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                       DESCRIPTION OF EXCHANGE DEBENTURES

        The Exchange Debentures are to be issued under an Indenture dated as of March 1,1990 between the Company and The Bank of New York, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture, dated as of March 7, 1990, relating to $80,000,000 in aggregate principal amount of 9 3/8% Debentures Due 2000 (Series A) of the Company, a Second Supplemental Indenture, dated as of October 15, 1992, relating to $55,000,000 in aggregate principal amount of the Company's Series B Debentures, a Third Supplemental Indenture, dated as of March 1, 1993, relating to $20,000,000 in aggregate principal amount of 6.14% Debentures Due 2000 (Series C) of the Company and $35,000,000 in aggregate principal amount of 6.56% Debentures Due 2003 (Series D) of the Company, and a Fourth Supplemental Indenture, dated as of December 1, 1997, relating to the Old Debentures and the Exchange Debentures (collectively, the "Indenture," which term includes all amendments and supplements from time to time). The statements herein concerning the Old Debentures, the Exchange Debentures, and the Indenture do not purport to be complete. They are qualified in their entirety by reference to the Indenture and to the definitions therein of terms used herein. All article and section references appearing in this section are to articles and sections of the Indenture, and all capitalized terms not defined herein have the meanings specified in the Indenture.

GENERAL

         The Exchange Debentures will be issued in a single series, as specified on the cover of this Prospectus, and will be limited to $80,000,000 in aggregate principal amount. The Exchange Debentures will be issued only in exchange for an equal principal amount of Old Debentures; for that reason, the aggregate principal amount of Old Debentures and Exchange Debentures outstanding will always be $80,000,000.

         The Exchange Debentures will mature on December 1, 2027, and will bear interest from the last interest payment date on which interest was paid on the Old Debentures so surrendered, or, if no interest has been paid on such Old Debentures, from December 18, 1997, at the rate of 6-1/2% per annum payable on June 1 and December 1 of each year, commencing June 1, 1998, until maturity.

         The Exchange Debentures are not redeemable in whole or in part prior to maturity, and there is no sinking fund for the Exchange Debentures.

         The Exchange Debentures will be unsecured and will rank equally with other unsecured obligations of the Company. The Indenture does not limit the amount of debentures which may be issued thereunder, and additional debentures may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company.

REPAYMENT AT OPTION OF HOLDER

         The registered Holder of each Exchange Debenture may elect to have such Exchange Debenture (or any portion thereof in the amount of $100,000 or in integral multiples of $1,000 in excess thereof) repaid on December 1, 2004 (or, if such day is not a Business Day, the next succeeding Business Day), at a repayment price equal to the principal amount of such Exchange Debenture (or such portion thereof) together with accrued and unpaid interest thereon to the date of repayment. In order for the Holder to exercise this option, the Company must receive at its office or agency in New York, New York, during the period beginning on October 1, 2004 and ending at 5:00 p.m. (New York City time) on November 1, 2004 (or, if such day is not a Business Day, the next succeeding Business Day) such Exchange Debenture with the form entitled "Option to Elect Repayment on December 1, 2004" on the reverse of such Exchange Debenture duly completed. Any such notice received by the Company during the period beginning on October 1, 2004 and ending at 5:00 p.m. (New York City time) on November 1, 2004 shall be irrevocable. So long as the Exchange Debentures are represented by the Global Debenture, a beneficial owner shall give notice to elect to have its Exchange Debentures repaid, through its Participant, to the Trustee, and shall effect delivery of such Exchange Debentures by causing the Direct Participant (as hereinafter defined) to transfer the Participant's interest in the Exchange Debentures on the Depositary's records, to the Trustee. The requirement for physical delivery of Exchange Debentures in connection with a repayment will be deemed satisfied when the ownership rights in the Exchange Debentures are transferred by Direct Participants on the Depositary's records and followed by a book-entry credit of tendered Exchange Debentures to the Trustee's account.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Debenture for repayment will be determined by the Company, whose determination shall be final and binding. Failure by the Company to repay the Exchange Debentures when required as described above will result in an Event of Default under the Indenture. As long as the Exchange Debentures are represented by the Global Debenture, the Depositary or its nominee will be the registered Holder of the Exchange Debentures and therefore will be the only person or entity that can exercise a right to such repayment. See " -- Book-Entry, Delivery and Form."


RESTRICTION ON SECURED INDEBTEDNESS FOR BORROWED MONEY

         The Indenture contains a covenant restricting the issuance by the Company of secured indebtedness for borrowed money while any debentures are outstanding under the Indenture. The Company is precluded from creating, issuing, incurring or assuming any other indebtedness for borrowed money secured by a mortgage or other lien on, or security interest in, any properties of the Company (other than (i) certain types of properties such as materials, fuels, supplies, cash, gas, minerals, notes, accounts receivables and securities and
(ii) any property that is acquired by the Company after the date of the Second Supplemental Indenture subject to a mortgage, lien or security interest, and certain additions, improvements and betterments thereto). The term "indebtedness for borrowed money" means indebtedness evidenced by a bond, note or other comparable written obligation representing borrowed money, and does not, in any event, include any lease or installment sale agreement (or any obligation in the nature of or having the characteristics of a lease or installment sale agreement), whether or not capitalized for financial reporting or any other purpose.

MERGER, SALE OF ASSETS, ETC.

         Under the Indenture, the Company covenants that it will not consolidate with or merge into any other corporation, or sell, transfer or lease its properties as an entirety or substantially as an entirety, unless the due and punctual payment of the principal of and interest on the Exchange Debentures, and the due and punctual performance and observance of all the terms, covenants and conditions of the Indenture to be performed or observed by the Company, shall be expressly assumed by the successor corporation, if other than the Company, formed by or surviving any such consolidation or merger or to which such sale, transfer or lease shall have been made, and immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. (Section 11.2) In the case of any such sale or transfer, the Company will thereupon be released from its liability as obligor on the Exchange Debentures.

DELIVERY AND FORM

         The Exchange Debentures will be issued in fully registered form without coupons. See "--Book-Entry, Delivery and Form." The Exchange Debentures will be issued only in denominations of $100,000 or in any amount in excess thereof which is an integral multiple of $1,000.

MODIFICATIONS OF INDENTURE

                  The Indenture, the rights and obligations of the Company thereunder and the rights of the Holders may be modified with respect to one or more series of debentures issued under the Indenture with the consent of the Holders of a majority of the aggregate principal amount of outstanding debentures of all series affected by the modification (voting as one class). Without the consent of the Holder of each debenture affected, however, no modification shall change the Stated Maturity of any debenture, reduce the principal amount or the amount of any premium payable thereon, reduce the rate, extend the time of payment or change the method of calculation of interest thereon, reduce any amount payable on redemption thereof or reduce the percentage required for modification. No modification of the Indenture subordinating the indebtedness evidenced by any series of debentures issued thereunder to any indebtedness of the Company is effective against any Holder of debentures without the consent of such Holder. Under certain limited circumstances, including, without limitation, modification of the Indenture to conform to any amendments of the Trust Indenture Act of 1939, the Indenture may be modified without the consent of the Holders. (Sections 10.1 and 10.2)

EVENTS OF DEFAULT

         The Indenture provides that the following are Events of Default thereunder with respect to any series of debentures issued thereunder: (i) default in the payment of the principal of (or premium, if any, on) any debenture of such series when and as the same shall be due and payable; (ii) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the debentures of such series; (iii) default for 30 days in the payment of any installment of interest on any debenture of such series; (iv) default for 60 days after written notice (given to the Company by the Trustee or by the Holders of at least 25% in aggregate principal amount of the outstanding debentures of all series affected) in the performance of any other covenant or agreement in respect of the debentures of such series contained in the Indenture; (v) certain events of bankruptcy, insolvency or reorganization, or any related court appointment of a receiver, liquidator or trustee of the Company or any substantial part of its property; or (vi) any other Event of Default provided in the applicable Board Resolution or supplemental indenture under which such series of debentures is issued. (Section 6.1) The Fourth Supplemental Indenture provides that the following is an additional Event of Default with respect to the Exchange Debentures: a failure by the Company to repay the outstanding principal amount of any Exchange or Old Debenture, together with accrued but unpaid interest thereon, on December 1, 2004 in accordance with a proper election by the Holder of such debenture to receive such repayment.

         An Event of Default with respect to a particular series of debentures issued under the Indenture does not necessarily constitute an Event of Default with respect to any other series of debentures issued under the Indenture. The Trustee may withhold notice to the Holders of any series of debentures of any default with respect to such series (except a default in the payment of principal, premium or interest) if it considers such withholding in the interest of such Holders. (Section 6.11)

         If any Event of Default with respect to any series of debentures shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding debentures of such series may declare the principal of all the debentures of such series to be due and payable immediately; however, subject to certain conditions, any such declaration and its consequences may be rescinded or annulled by the Holders of a majority in aggregate principal amount of the outstanding debentures of such series. (Section 6.1)

         Within four months after the close of each year, the Company must file with the Trustee a certificate, signed by specified officers, stating whether or not such officers have knowledge of any default relating to certain covenants, and, if so, specifying each such default and the nature thereof. (Section 4.6)

         Subject to provisions relating to its duties during the continuance of any Event of Default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any Holders, unless such Holders shall have offered the Trustee reasonable indemnity. (Section 7.2) Subject to such provisions for indemnification and subject to the right of the Trustee to decline to follow any Holders' directions under specified circumstances, the Holders of a majority in principal amount of the outstanding debentures of any series may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, with respect to the debentures of such series. (Section 6.9)

PAYMENT AND TRANSFER

         In the event that Exchange Debenture certificates are required to be printed and delivered as described under "--Book-Entry, Delivery and Form," principal and interest on Exchange Debentures will be payable at such place or places as may be designated by the Company for such purpose, except that payment of interest may be made at the option of the Company by check mailed to the persons in whose names such Exchange Debentures are registered at the close of business on the May 15th or the November 15th next preceding the relevant interest payment date. (Sections 3.8 and 4.1)

         Exchange Debentures may be registered for transfer or exchanged at the Corporate Trust Office of the Trustee or at any other office or agency maintained by the Company for such purposes, subject to the limitations in the Indenture, without the payment of any service charge except for any tax or governmental charge incidental thereto. (Section 3.6)

         All applicable payments of principal and interest on the Exchange Debentures issued as a Global Debenture will be made by the Company in immediately available funds. The Global Debenture will be in the Same-Day Funds Settlement System at the Depositary and, to the extent that secondary market trading in beneficial interests in the Global Debenture is effected through the facilities of the Depositary, such trades will be settled in immediately available funds.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The Company may, at its option and at any time after December 1, 2004, elect to have all obligations discharged with respect to the outstanding Exchange Debentures ("Legal Defeasance"). Such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Exchange Debentures, except for: (a) the rights of Holders of outstanding Exchange Debentures to receive payments in respect of the principal of and interest on the Exchange Debentures when such payments are due; (b) the Company's obligations with respect to the Exchange Debentures concerning issuing temporary debentures, registration of Exchange Debentures, mutilated, destroyed, lost or stolen Exchange Debentures and the maintenance of an office or agency for payment and money for security payments held in trust;
(c) the rights, powers, trust, duties and immunities of the Trustee, and the Company' obligations in connection therewith; and (d) the Legal Defeasance provisions of the Fourth Supplemental Indenture. In addition, the Company may, at its option and at any time after December 1, 2004, elect to have all obligations released with respect to a certain covenant contained in the Indenture restricting the issuance by the Company of secured indebtedness for borrowed money ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Debentures. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default" will no longer constitute an Event of Default with respect to the Exchange Debentures.

         In order to exercise either Legal Defeasance or Covenant Defeasance:
(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Exchange Debentures, cash in United States dollars, non-callable Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of and interest on the outstanding Exchange Debentures on the stated maturity; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Fourth Supplemental Indenture, there has been a change in the applicable Federal income tax law, in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Exchange Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance, and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of such Exchange Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company is a party; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Exchange Debentures over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

CONCERNING THE TRUSTEE

         The Bank of New York is the Trustee under the Indenture. The Bank of New York is also the Trustee under an indenture relating to Pollution Control Refunding Revenue Bonds issued by the New York State Energy Research and Development Authority and supported by the obligation of the Company. The Bank of New York also serves as the Company's Stock Transfer Agent. In addition, The Bank of New York has a course of regular dealings with the Company in the ordinary course of business and from time to time may also make short-term unsecured loans and secured or unsecured revolving credit and term loans to the Company and associated companies.

BOOK-ENTRY, DELIVERY AND FORM

         The Depositary will act as securities depository for the Exchange Debentures. The Exchange Debentures will be issued as fully-registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully-registered Global Debenture will be issued for the Exchange Debentures in the aggregate principal amount of such issue and will be deposited with the Depositary.

         The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. The Depositary holds securities that its participants (the "Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. The "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants"). The Rules applicable to the Depositary and its Participants are on file with the Commission.

         To facilitate subsequent transfers, all Exchange Debentures deposited by Participants with the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co. The deposit of Exchange Debentures with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Exchange Debentures; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Exchange Debentures are credited, which may or may not be the beneficial owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither the Depositary nor Cede & Co. will consent or vote with respect to Exchange Debentures. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Exchange Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Principal and interest payments on the Exchange Debentures will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe it will not receive payment on the payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in a "street name," and will be the responsibility of such Participant and not of the Depositary, the Trustee, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depositary is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners shall be the responsibility of Direct and Indirect Participants.

         The Depositary may discontinue providing its services as securities depositary with respect to the Exchange Debentures at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, Debenture certificates are required to be printed and delivered.

         The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depositary). In that event, Debenture certificates will be printed and delivered.

         The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.



             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         There follows a discussion of selected United States federal income tax consequences of the Exchange Offer to Holders of Old Debentures. Except as otherwise expressly indicated, this discussion addresses only United States federal income tax consequences to U.S. Holders holding Old Debentures as capital assets. For these purposes, the term "U.S. Holders" denotes (i) citizens or residents of the United States, (ii) corporations, partnerships or other entities created or organized in or under the laws of the United States or any political subdivision thereof or therein, (iii) estates the income of which is subject to United States federal income tax regardless of its source, (iv) trusts the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States fiduciaries have the authority to control all substantial decisions, or (v) any other person defined as a United States person under the Internal Revenue Code of 1986, as amended (the "Code"). This discussion is based upon the Code, the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

         Holders of Old Debentures should also understand that the following discussion is limited in certain other ways. For example, it does not purport to address tax consequences that may be relevant to particular persons by reason of their special status, including, financial institutions, broker-dealers, persons that mark-to-market their securities, insurance companies, tax-exempt organizations, individual retirement and other tax-deferred accounts, and other persons in special situations, such as those that hold Old Debentures or Exchange Debentures as part of a straddle, hedge, conversion transaction, or other integrated investment. Moreover, it does not purport to describe the additional consequences for persons that have a "functional currency" other than the U.S. dollar or that have acquired Old Debentures at a premium or a market discount; nor does it address the United States federal alternative minimum tax consequences or, as already indicated, any aspect of state, local or foreign taxation. This discussion constitutes the opinion of Winthrop, Stimson, Putnam & Roberts, counsel to the Company, and is not binding upon the Internal Revenue Service or the courts.

         HOLDERS OF OLD DEBENTURES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE EXCHANGE DEBENTURES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

THE EXCHANGE

         The exchange of an Old Debenture for an Exchange Debenture pursuant to the Exchange Offer should not be treated as an exchange or otherwise as a taxable event for U.S. federal income tax purposes. Accordingly, the Exchange Debentures should have the same issue price as the Old Debentures, and each Holder should have the same adjusted basis and holding period in the Exchange Debentures as it had in the Old Debentures immediately before the Exchange Offer. It is assumed, for purposes of the following discussion, that the consummation of the Exchange Offer will not be treated as a taxable event and that the Exchange Debentures and the Old Debentures will be treated as the same instruments for U.S. federal income tax purposes.

DISPOSITION OF EXCHANGE DEBENTURES

         If a U.S. Holder sells an Exchange Debenture between interest payment dates, the U.S. Holder will recognize gain or loss equal to the difference between the amount realized on the sale less the amount attributable to accrued but previously unrecognized interest, which is taxable as ordinary interest income, and the U.S. Holder's adjusted tax basis in the Exchange Debenture. Subject to U.S. federal income tax rules relating to "market discount," such gain or loss will generally be long-term if the Exchange Debentures have been held for more than 18 months, mid-term if held for more than one year but not more than 18 months and short-term if held for one year or less. Generally, for non-corporate U.S. Holders, mid-term gain will be subject to income tax at a maximum rate of 28% and long-term gain will be subject to income tax at a maximum rate of 20%. Subject to certain limited exceptions, capital losses cannot be used to offset ordinary income.

FOREIGN HOLDERS

         For purposes of this discussion, a "Foreign Holder" is any Holder other than a U.S. Holder.

         A Foreign Holder generally will not be subject to United States federal withholding tax on interest paid on the Exchange Debentures so long as the Foreign Holder (i) is not actually or constructively a "10 percent shareholder" of the Company or a "controlled foreign corporation" with respect to which the Company is a "related person" within the meaning of section 864(d) of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Exchange Debenture is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the Company within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If the foregoing conditions are not satisfied, then interest paid on the Exchange Debentures will be subject to United States withholding tax at a rate of 30%, unless such rate is reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain a Foreign Holder realizes on the sale, redemption, retirement or other taxable disposition of an Exchange Debenture will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the Foreign Holder's conduct of a trade or business in the United States, (ii) in the case of a Foreign Holder who is an individual, he or she is not present in the United States for 183 days or more in the taxable year of the disposition and (iii) the Foreign Holder is not subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

         If the interest, gain or other income a Foreign Holder recognizes on an Exchange Debenture is effectively connected with the Foreign Holder's conduct of a trade or business in the United States, the Foreign Holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or other income at regular federal income tax rates. In addition, if the Foreign Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         On October 6, 1997, the Treasury Department issued final regulations relating to information reporting and backup withholding that unify certain certification procedures and forms and clarify certain standards governing the information upon which a withholding agent may rely (the "Final Regulations"). The Final Regulations will be effective with respect to payments made after December 31, 1998. This section (including the related discussion under the heading "--Foreign Holders" above) describes rules applicable to payments made on or before December 31, 1998. Holders of the Exchange Debentures are urged to consult their own tax advisors as to the effect, if any, of the Final Regulations upon their own particular situations.

         The Company will be required to report annually to the IRS, and to each U.S. Holder of record, the amount of interest paid on the Exchange Debentures (and the amount, if any, withheld) for each calendar year, except as to exempt Holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or non-resident aliens that provide certification as to their status). Each U.S. Holder (other than Holders, including, among others, corporations, that are not subject to the reporting requirements) will be required to provide to the Company, under penalties of perjury, a certificate containing the U.S. Holder's name, address, correct federal taxpayer identification number and a statement that the U.S. Holder is not subject to backup withholding. Should a nonexempt U.S. Holder fail to provide the required certificate, the Company will be required to withhold 31% of the interest otherwise payable to the U.S. Holder and to remit the withheld amount to the IRS as a credit against the U.S. Holder's federal income tax liability.

                              PLAN OF DISTRIBUTION

         Prior to the Exchange Offer, there has been no market for any of the Exchange Debentures. There can be no assurance that an active trading market will develop for, or as to the liquidity of, any of the Exchange Debentures.

         Each Participating Broker-Dealer that receives Exchange Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Debentures received in exchange for Old Debentures where such Old Debentures were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, the Company will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale.

         The Company will not receive any proceeds from any sales of the Exchange Debentures by Participating Broker-Dealers. Exchange Debentures received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Debentures or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Debentures. Any Participating Broker-Dealer that resells the Exchange Debentures that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Debentures may be deemed to be an "underwriter" within the meaning of the 1933 Act and any profit on any such resale of Exchange Debentures and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.

         For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                     RATING


         The Exchange Debentures have received a preliminary rating of A- from S&P and a rating of A3 from Moody's, subject to receipt and review of final documents.



                                     EXPERTS

         The consolidated financial statements and related financial statement schedules of the Company incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 721 through 726 of Article 7 of the New York Business Corporation Law ("NYBCL") provides for the indemnification of registrant's directors and officers. Article Five of the registrant's By-Laws provides, in summary, for indemnification by registrant, to the fullest extent permitted by law, of each person involved in, or made or threatened to be made a party to any action, suit, claim, or proceeding by reason of the fact that such person was a director or officer of registrant or while serving the registrant, such person is or was serving, at the request of the registrant, as a director or officer, or in any other capacity, any other enterprise, against judgments, fines, penalties, amounts paid in settlement and expenses, including attorney's fees, actually and reasonably incurred by such person. Article Five of the registrant's By-Laws also provides for advancement of expenses with respect to such suits. In addition, Article Five authorizes registrant to purchase indemnity insurance for directors and officers to the extent permitted under
Section 726 of the NYBCL.

         Section 402(b) of the NYBCL permits a corporation, with the approval of its shareholders, to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for damages for any breach of duty in such capacity, subject to certain exceptions. Section 402(b) does not permit the limitation or elimination of personal liability of a director to the corporation or its shareholders for damages for acts or omissions (i) in bad faith; (ii) involving intentional misconduct; (iii) involving a knowing violation of law; (iv) resulting in the director personally gaining a financial profit or other advantage to which he or she was not legally entitled ; or (v) violating the provisions of Section 719 of the NYBCL, which prohibits certain corporate actions relating to (a) declarations of dividends, (b) purchases or redemptions by the corporation of its shares, (c) distribution of assets to shareholders after dissolution of the corporation or (d) making of loans to directors. In addition, Section 402(b) of the NYBCL does not affect the availability of equitable remedies. Article Nine of registrant's Certificate of Incorporation limits the liability of registrant's directors for damages to the maximum extent permissible under Section 402(b) of the NYBCL.

         Registrant maintains insurance providing for reimbursement, with certain exclusions and deductions, to registrant for registrant's indemnification of its directors and officers for expenses incurred by them as the result of actions or proceedings brought against them in those capacities, and to directors and officers for any such expenses for which they are not indemnified by registrant. In addition, such insurance covers directors and officers and certain other persons against specified liabilities in connection with the administration of registrant's retirement and benefit plans.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) EXHIBITS


EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------
   **3.1                            Restated Certificate of Incorporation dated
                                    May 7, 1996 (incorporated by reference to
                                    Exhibit 3.4 to the Company's Quarterly
                                    Report on Form 10-Q for the period ended
                                    March 31, 1996, File No. 1-4315)

   **3.2                            By-Laws, as amended through June 30, 1995
                                    (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1995, File No.
                                    1-4315)

   **4.1 Indenture dated as of March 1, 1990 between the Company and the Bank of New York, as Trustee (incorporated by reference to
                                    Exhibit 4.1 to the Company's Registration
                                    Statement on Form S-3 filed on October 14,
                                    1992, File No. 33-53256)

   **4.2                            First Supplemental Indenture dated as of
                                    March 7, 1990 (incorporated by reference to
                                    Exhibit 4.2 to the Company's Registration
                                    Statement on Form S-3 filed on October 14,
                                    1992, File No. 33-53256)

   **4.3                            Second Supplemental Indenture dated as of
                                    October 15, 1992 (incorporated by reference to Exhibit 4.1 to the Company's Current
                                    Report on Form 8-K filed on October 29,
                                    1992, File No. 1-4315)

   **4.4                            Third Supplemental Indenture dated as of
                                    March 1, 1993 (incorporated by reference to
                                    Exhibit 4.1 to the Company's Current Report on Form 8-K filed on March 8, 1993, File
                                    No.1-4315)

   **4.5                            Fourth Supplemental Indenture dated as of
                                    December 1, 1997

   **4.6                            Registration Rights Agreement dated as of
                                    December 18, 1997, among the Company,
                                    Donaldson, Lufkin & Jenrette Securities
                                    Corporation and Salomon Brothers Inc

    *5                              Opinion of Winthrop, Stimson, Putnam &
                                    Roberts, counsel for the Company

    *8                              Opinion of Winthrop, Stimson, Putnam &
                                    Roberts regarding certain United States
                                    federal income tax considerations

  **12                              Statements regarding computation of ratios

  **21                              List of the subsidiaries of the Company

   *23.1                            Consent of Arthur Andersen LLP

   *23.2                            Consent of Winthrop, Stimson, Putnam &
                                    Roberts, counsel for the Company (included in Exhibit 5)

  **24                              Powers of Attorney

  **25                              Form T-1 Statement of Eligibility of Trustee

   *99.1                            Form of Letter of Transmittal

   *99.2                            Form of Notice of Guaranteed Delivery

   *99.3                            Form of Exchange Agent Agreement


         (b) FINANCIAL STATEMENT SCHEDULES

         Not applicable.



-----------------------------------


 * Filed herewith.
** Previously Filed.

ITEM 22.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamlet of Pearl River, State of New York, on the 20th day of January, 1998.


                                  ORANGE AND ROCKLAND UTILITIES, INC.
                                  (Registrant)



                                  By   /s/ D. Louis Peoples
                                    -------------------------------------------
                                    (D. Louis Peoples, Vice Chairman of the
                                        Board of Directors and Chief Executive
                                        Officer)




         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




                                                                Capacity in
                     Signature                                 Which Signing                        Date
                     ---------                                 -------------                        ----

                                                           Chief Executive Officer;
          /s/    D. Louis Peoples                                 Director
----------------------------------------------------
 (D. Louis Peoples, Vice Chairman of the Board of
      Directors and Chief Executive Officer)


                   *R. Lee Haney                           Chief Financial Officer
----------------------------------------------------
  (R. Lee Haney, Senior Vice President and Chief
                Financial Officer)


                *Edward M. McKenna                                Controller
----------------------------------------------------
          (Edward M. McKenna, Controller)


                *H. Kent Vanderhoef                                Director
----------------------------------------------------
   (H. Kent Vanderhoef, Chairman of the Board of
                    Directors)


                 *Ralph M. Baruch                                  Director
----------------------------------------------------
                 (Ralph M. Baruch)


               *J. Fletcher Creamer                                Director
----------------------------------------------------
               (J. Fletcher Creamer)


              *Michael J. Del Giudice                              Director
----------------------------------------------------
             (Michael J. Del Giudice)


                  * Jon F. Hanson                                  Director
----------------------------------------------------
                  (Jon F. Hanson)


               *Kenneth D. McPherson                               Director
----------------------------------------------------
              (Kenneth D. McPherson)


              *Robert E. Mulcahy III                               Director
----------------------------------------------------
              (Robert E. Mulcahy III)


              *James F. O'Grady, Jr.                               Director
----------------------------------------------------
              (James F. O'Grady, Jr.)

                                                                Capacity in
                     Signature                                 Which Signing                        Date
                     ---------                                 -------------                        ----

               *Frederic V. Salerno                                Director
----------------------------------------------------
               (Frederic V. Salerno)


               *Linda C. Taliaferro                                Director
----------------------------------------------------
               (Linda C. Taliaferro)


  *By                /s/ G. D. Caliendo                                                              January 20, 1998
         -------------------------------------------
                  G. D. Caliendo
                 Attorney-in-fact

                                EXHIBIT INDEX

EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------
   **3.1                            Restated Certificate of Incorporation dated
                                    May 7, 1996 (incorporated by reference to
                                    Exhibit 3.4 to the Company's Quarterly
                                    Report on Form 10-Q for the period ended
                                    March 31, 1996, File No. 1-4315)

   **3.2                            By-Laws, as amended through June 30, 1995
                                    (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1995, File No.
                                    1-4315)

   **4.1 Indenture dated as of March 1, 1990 between the Company and the Bank of New York, as Trustee (incorporated by reference to
                                    Exhibit 4.1 to the Company's Registration
                                    Statement on Form S-3 filed on October 14,
                                    1992, File No. 33-53256)

   **4.2                            First Supplemental Indenture dated as of
                                    March 7, 1990 (incorporated by reference to
                                    Exhibit 4.2 to the Company's Registration
                                    Statement on Form S-3 filed on October 14,
                                    1992, File No. 33-53256)

   **4.3                            Second Supplemental Indenture dated as of
                                    October 15, 1992 (incorporated by reference to Exhibit 4.1 to the Company's Current
                                    Report on Form 8-K filed on October 29,
                                    1992, File No. 1-4315)

   **4.4                            Third Supplemental Indenture dated as of
                                    March 1, 1993 (incorporated by reference to
                                    Exhibit 4.1 to the Company's Current Report on Form 8-K filed on March 8, 1993, File
                                    No.1-4315)

   **4.5                            Fourth Supplemental Indenture dated as of
                                    December 1, 1997

   **4.6                            Registration Rights Agreement dated as of
                                    December 18, 1997, among the Company,
                                    Donaldson, Lufkin & Jenrette Securities
                                    Corporation and Salomon Brothers Inc

    *5                              Opinion of Winthrop, Stimson, Putnam &
                                    Roberts, counsel for the Company

    *8                              Opinion of Winthrop, Stimson, Putnam &
                                    Roberts regarding certain United States
                                    federal income tax considerations

  **12                              Statements regarding computation of ratios

  **21                              List of the subsidiaries of the Company

   *23.1                            Consent of Arthur Andersen LLP

   *23.2                            Consent of Winthrop, Stimson, Putnam &
                                    Roberts, counsel for the Company (included in Exhibit 5)

  **24                              Powers of Attorney

  **25                              Form T-1 Statement of Eligibility of Trustee

   *99.1                            Form of Letter of Transmittal

   *99.2                            Form of Notice of Guaranteed Delivery

   *99.3                            Form of Exchange Agent Agreement

 * Filed herewith.
** Previously Filed.